Exhibit 1.01

Sanmina Corporation

Conflict Minerals Report

For The Year Ended December 31, 2015

I.                                        Company Background

Sanmina Corporation (“Sanmina”, the “Company”, “we”, “us”, or “our”) is a leading global provider of integrated manufacturing solutions, components, products and repair, logistics and after-market services. We provide these comprehensive offerings primarily to original equipment manufacturers, or OEMs, in the following industries: communications networks, storage, industrial, defense and aerospace, medical, energy and industries that include embedded computing technologies, such as point-of-sale devices, casino gaming and automotive.

II.                                   Performance of Due Diligence on the Source and Chain of Custody of Conflict Minerals

We believe that substantially all of the electronic and electro-mechanical products we manufactured for our customers during 2015 include components that contain Conflict Minerals(1) necessary to the functionality of such products.  As a result and as required by Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), we surveyed and performed a reasonable country of origin inquiry (“RCOI”) on a subset of our supplier group that we determined provided components containing Conflict Minerals. The purpose of the RCOI was to determine whether or not the source of such Conflict Minerals was one of the Covered Countries(2) or whether such Conflict Minerals came from recycled or scrap sources.

Based upon our RCOI, we know or have reason to believe that some components used in some of our customers’ products manufactured during 2015 contained Conflict Minerals originating from the Covered Countries and further that such Conflict Minerals were not sourced solely from recycled or scrap sources.  As a result and as also required by the Rule, we undertook further due diligence on a smelter group identified to us by our suppliers as providing Conflict Minerals that originated in the Covered Countries. The purpose of this further due diligence was to attempt to ascertain whether the sourcing of Conflict Minerals from these smelters or suspected smelters benefitted armed groups in the Covered Countries. We performed this due diligence in conformity with the Organization for Economic Co-operation and Development Due Diligence Guidelines for Responsible Supply Chains of Minerals from High Risk Areas (the “OECD Guidance”) and related supplements.

III.                              Design of Due Diligence Process and Alignment to the OECD Guidance

A.            Establishment of Strong Internal Company Management Systems

•                  A Conflict Minerals working group led by our global supply chain organization has established and implemented our Conflict Minerals Policy and regularly reports on its activities to company senior management;

•                  We use the Conflict Minerals Reporting Template (the “Template”)(3) developed by the Electronic Industry Citizenship Coalition (the “EICC”) to collect Conflict Minerals information from our suppliers;

•                  We include in our supplier requirements documents and contracts provisions requiring suppliers to recognize our policy and to participate in our RCOI and due diligence activities;

•                  We maintain records of our RCOI and due diligence activities consistent with our record retention policy; and

•                  We provide a grievance reporting system that allows reporting of concerns, including those related to Conflict Minerals.

B.            Identification and assessment of risks in the supply chain

•                  We employ procedures to identify suppliers which may potentially supply components containing Conflict Minerals;

•                  We ask these suppliers to report their Conflict Minerals sourcing activities using the Template in an attempt to identify the smelters and refiners involved and the country of origin of such Conflict Minerals;

(1)  Conflict Minerals are defined as tin, tantalum, tungsten and gold.

(2)  Under the Rule, the Covered Countries are defined as the following countries: Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia.

(3)  The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.

•                  We follow up with suppliers who do not respond by the deadline, requesting their responses;

•                  We compare smelters and refiners identified by our suppliers against the EICC/GeSI Conflict Free Smelter List (the “Conflict Free Smelter List”)(4) and other third party audit programs; and

•                  We document country of origin information using various third party sources, such as the smelter database maintained by the EICC/Conflict  Free Sourcing Initiative.

C.            Design and implementation of a strategy to respond to such risks as they are identified

•                  We contact direct suppliers to obtain additional information regarding smelters or refiners who may pose a risk of supplying Conflict Minerals that directly or indirectly benefit armed conflict in the Covered Countries;

•                  We work to improve our suppliers’ understanding of the Rule and to improve their response rate to our queries and the quality of their responses, primarily through enhancing our supplier requirements documents and through follow-up conversations during our due diligence process;

•                  We utilize the Conflict Free Smelter List to identify smelters not participating in the Conflict Free Smelter Program operated by the Conflict Free Sourcing Initiative (“CFSI”) and request, through the suppliers that have identified them, that they participate in such program;

•                  We bring to the attention of our customers the discovery of information that leads us to conclude that the sourcing of components or materials for our engagement with them if required by them benefits armed groups in the Covered Countries;

•                  When the decision of components sourcing is within our control, we will take steps over time to utilize suppliers who do not source their Conflict Minerals from the Covered Countries or who participate in conflict-free smelter programs;  and

•                  Our Conflict Minerals working group reports the results of our due diligence efforts to Company management and the Audit Committee of our Board of Directors.

D.            Support industry organization to carry out third party audits of smelters and refiners facilities and processes

•                  We maintain membership in the EICC, which develops and implements audit procedures for refiners and smelters.

E.             Report on Due Diligence measures

•                  We publicly disclose our Conflict Minerals policy on our corporate web site at http://www.sanmina.com/company-profile/conflict-minerals-policy/index.php; and

•                  We publicly report on our due diligence efforts on an annual basis through this Conflict Minerals Report available at http://www.sanmina.com/company-profile/conflict-minerals-information/index.php.

IV.                               Description of Due Diligence Measures performed

A.            We conducted a survey of suppliers whose products may include Conflict Minerals using the Template.

B.            We evaluated suppliers’ responses to the Template questions,  identified inconsistencies and answers requiring follow-up, and followed up with those suppliers to clarify their responses.

C.            We retained an independent due diligence firm to provide us with further information about the smelters identified to us through our due diligence process.

D.            We confirmed whether the smelters identified by our suppliers through the Template were included on the Conflict Free Smelter List.

E.             For smelters not included on the Conflict Free Smelter List, we requested, through the suppliers that identified them, that they participate in such program.

(4)  The Conflict Free Smelter List is generally understood to contain the names of smelters from whom procurement of Conflict Minerals does not benefit armed groups in the Covered Countries. However, we do not express an opinion as to whether or not the sourcing of Conflict Minerals from these smelters actually does not benefit armed groups in the Covered Countries.

V. Additional Information

A.            Facilities Used to Process Necessary Conflict Minerals

Below is a list of smelters and refineries that we believe, based upon our due diligence, were used to process the Conflict Minerals contained in our products during 2015.

Metal	Smelter or Refinery Facility Name
Gold	Advanced Chemical Company**
Gold	Aida Chemical Industries Co., Ltd.*
Gold	Aktyubinsk Copper Company TOO
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)**
Gold	AngloGold Ashanti Córrego do Sítio Mineração*
Gold	Argor-Heraeus SA*
Gold	Asahi Pretec Corporation*
Gold	Asahi Refining Canada Limited*
Gold	Asahi Refining USA Inc.*
Gold	Asaka Riken Co., Ltd.*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*
Gold	Aurubis AG*
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Gold	Bauer Walser AG
Gold	Boliden AB*
Gold	C. Hafner GmbH + Co. KG*
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation*
Gold	Cendres + Métaux SA**
Gold	Chimet S.p.A.*
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.**
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Do Sung Corporation**
Gold	Doduco*
Gold	Dowa (Gold)*
Gold	Eco-System Recycling Co., Ltd.*
Gold	Elemetal Refining, LLC*
Gold	Emirates Gold DMCC*
Gold	Faggi Enrico S.p.A.**
Gold	Fidelity Printers and Refiners Ltd.
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	Geib Refining Corporation**
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited

Metal	Smelter or Refinery Facility Name
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH*
Gold	Heraeus Ltd. Hong Kong*
Gold	Heraeus Precious Metals GmbH & Co. KG*
Gold	Hunan Chenzhou Mining Co., Ltd. (Gold)
Gold	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.*
Gold	Istanbul Gold Refinery*
Gold	Japan Mint*
Gold	Jiangxi Copper Company Limited*
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*
Gold	JSC Uralelectromed*
Gold	JX Nippon Mining & Metals Co., Ltd.*
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc*
Gold	Kennecott Utah Copper LLC*
Gold	KGHM Polska Miedź Spółka Akcyjna**
Gold	Kojima Chemicals Co., Ltd.*
Gold	Korea Metal Co., Ltd.
Gold	Korea Zinc Co. Ltd.**
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	Lingbao Gold Company Limited
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.*
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion*
Gold	Matsuda Sangyo Co., Ltd.*
Gold	Metahub Industries Sdn. Bhd.
Gold	Metalor Technologies (Hong Kong) Ltd.*
Gold	Metalor Technologies (Singapore) Pte., Ltd.*
Gold	Metalor Technologies (Suzhou) Ltd.**
Gold	Metalor Technologies SA*
Gold	Metalor USA Refining Corporation*
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*
Gold	Mitsubishi Materials Corporation Gold*
Gold	Mitsui Mining and Smelting Co., Ltd.*
Gold	MMTC-PAMP India Pvt., Ltd.*
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant*
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.*

Metal	Smelter or Refinery Facility Name
Gold	Navoi Mining and Metallurgical Combinat**
Gold	Nihon Material Co., Ltd.*
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*
Gold	Ohura Precious Metal Industry Co., Ltd.*
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery *
Gold	PAMP SA*
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals*
Gold	PT Aneka Tambang (Persero) Tbk*
Gold	PX Précinox SA*
Gold	Rand Refinery (Pty) Ltd.*
Gold	Republic Metals Corporation*
Gold	Royal Canadian Mint*
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals**
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH**
Gold	Schone Edelmetaal B.V.*
Gold	SEMPSA Joyería Platería SA*
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*
Gold	Sichuan Tianze Precious Metals Co., Ltd.*
Gold	Singway Technology Co., Ltd.*
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*
Gold	Solar Applied Materials Technology Corp.*
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.*
Gold	T.C.A S.p.A*
Gold	Tanaka Kikinzoku Kogyo K.K.*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*
Gold	Tokuriki Honten Co., Ltd.*
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tony Goetz NV
Gold	Torecom**
Gold	Umicore Brasil Ltda.*
Gold	Umicore Precious Metals Thailand*
Gold	Umicore SA Business Unit Precious Metals Refining*
Gold	United Precious Metal Refining, Inc.*
Gold	Valcambi SA*

Metal	Smelter or Refinery Facility Name
Gold	Western Australian Mint trading as The Perth Mint*
Gold	WIELAND Edelmetalle GmbH**
Gold	Yamamoto Precious Metal Co., Ltd.*
Gold	Yokohama Metal Co., Ltd.*
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*
Tantalum	Avon Specialty Metals Ltd
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*
Tantalum	Conghua Tantalum and Niobium Smeltry*
Tantalum	D Block Metals, LLC*
Tantalum	Duoluoshan*
Tantalum	E.S.R. Electronics**
Tantalum	Exotech Inc.*
Tantalum	F&X Electro-Materials Ltd.*
Tantalum	FIR Metals & Resource Ltd.*
Tantalum	Global Advanced Metals Aizu*
Tantalum	Global Advanced Metals Boyertown*
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd. (TH)*
Tantalum	H.C. Starck GmbH Goslar*
Tantalum	H.C. Starck GmbH Laufenburg*
Tantalum	H.C. Starck Hermsdorf GmbH*
Tantalum	H.C. Starck Inc. (US)*
Tantalum	H.C. Starck Ltd. (JP)*
Tantalum	H.C. Starck Smelting GmbH & Co.KG*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*
Tantalum	Hi-Temp Specialty Metals, Inc.*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*
Tantalum	Jiangxi Tuohong New Raw Material*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*
Tantalum	Jiujiang Tanbre Co., Ltd.*
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*
Tantalum	KEMET Blue Metals*
Tantalum	KEMET Blue Powder*
Tantalum	King-Tan Tantalum Industry Ltd.*
Tantalum	LSM Brasil S.A.*
Tantalum	Metallurgical Products India Pvt., Ltd.*
Tantalum	Mineraзгo Taboca S.A. (Tantalum)*
Tantalum	Mitsui Mining & Smelting*
Tantalum	Molycorp Silmet A.S.*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*
Tantalum	Plansee SE Liezen*

Metal	Smelter or Refinery Facility Name
Tantalum	Plansee SE Reutte*
Tantalum	QuantumClean*
Tantalum	Resind Indústria e Comércio Ltda.*
Tantalum	RFH Tantalum Smeltry Co., Ltd.*
Tantalum	Solikamsk Magnesium Works OAO*
Tantalum	Taki Chemicals*
Tantalum	Telex Metals*
Tantalum	Tranzact, Inc.*
Tantalum	Ulba Metallurgical Plant JSC*
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*
Tantalum	Zhuzhou Cemented Carbide*
Tin	Alpha*
Tin	An Thai Minerals Company Limited**
Tin	An Vinh Joint Stock Mineral Processing Company**
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited**
Tin	China Tin Group Co., Ltd.*
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.*
Tin	CV Ayi Jaya*
Tin	CV Dua Sekawan**
Tin	CV Gita Pesona*
Tin	CV Serumpun Sebalai*
Tin	CV Tiga Sekawan**
Tin	CV United Smelting*
Tin	CV Venus Inti Perkasa*
Tin	Dowa (Tin)*
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company**
Tin	Elmet S.L.U. (Metallo Group)*
Tin	EM Vinto*
Tin	Estanho de Rondônia S.A.
Tin	Feinhütte Halsbrücke GmbH**
Tin	Fenix Metals*
Tin	Gejiu Fengming Metalurgy Chemical Plant**
Tin	Gejiu Kai Meng Industry and Trade LLC**
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guanyang Guida Nonferrous Metal Smelting Plant**
Tin	HuiChang Hill Tin Industry Co., Ltd.**
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*
Tin	Linwu Xianggui Ore Smelting Co., Ltd.

Metal	Smelter or Refinery Facility Name
Tin	Magnu’s Minerais Metais e Ligas Ltda.*
Tin	Malaysia Smelting Corporation (MSC)*
Tin	Melt Metais e Ligas S/A*
Tin	Metahub Industries Sdn. Bhd.
Tin	Metallic Resources, Inc.*
Tin	Metallo-Chimique N.V.*
Tin	Mineraзгo Taboca S.A. (Tin)*
Tin	Minsur*
Tin	Mitsubishi Materials Corporation Tin*
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company**
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*
Tin	O.M. Manufacturing Philippines, Inc.*
Tin	Operaciones Metalurgical S.A.*
Tin	Phoenix Metal Ltd.**
Tin	PT Alam Lestari Kencana
Tin	PT Aries Kencana Sejahtera*
Tin	PT Artha Cipta Langgeng*
Tin	PT ATD Makmur Mandiri Jaya*
Tin	PT Babel Inti Perkasa*
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Prima Tin*
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry*
Tin	PT Belitung Industri Sejahtera*
Tin	PT BilliTin Makmur Lestari*
Tin	PT Bukit Timah*
Tin	PT Cipta Persada Mulia*
Tin	PT DS Jaya Abadi*
Tin	PT Eunindo Usaha Mandiri*
Tin	PT Fang Di MulTindo
Tin	PT Inti Stania Prima*
Tin	PT Justindo*
Tin	PT Karimun Mining**
Tin	PT Kijang Jaya Mandiri**
Tin	PT Mitra Stania Prima*
Tin	PT Panca Mega Persada*
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama*
Tin	PT Refined Bangka Tin*
Tin	PT Sariwiguna Binasentosa*
Tin	PT Seirama Tin Investment
Tin	PT Stanindo Inti Perkasa*
Tin	PT Sukses Inti Makmur*

Metal	Smelter or Refinery Facility Name
Tin	PT Sumber Jaya Indah*
Tin	PT Timah (Persero) Tbk Kundur*
Tin	PT Timah (Persero) Tbk Mentok*
Tin	PT Tinindo Inter Nusa*
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama*
Tin	PT Wahana Perkit Jaya*
Tin	Resind Indústria e Comércio Ltda.*
Tin	Rui Da Hung*
Tin	Soft Metais Ltda.*
Tin	Thaisarco*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company**
Tin	VQB Mineral and Trading Group JSC*
Tin	White Solder Metalurgia e Mineração Ltda.*
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.**
Tin	Yunnan Tin Group (Holding) Company Limited*
Tungsten	A.L.M.T. TUNGSTEN Corp.*
Tungsten	ACL Metais Eireli**
Tungsten	Asia Tungsten Products Vietnam Ltd.*
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.***
Tungsten	Dayu Weiliang Tungsten Co., Ltd.***
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.***
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.*
Tungsten	Global Tungsten & Powders Corp.*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*
Tungsten	H.C. Starck GmbH*
Tungsten	H.C. Starck Smelting GmbH & Co.KG*
Tungsten	Hunan Chenzhou Mining Co., Ltd. (Tungsten)*
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji***
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin***
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*
Tungsten	Hydrometallurg, JSC*
Tungsten	Japan New Metals Co., Ltd.*
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.***
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.**
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.

Metal	Smelter or Refinery Facility Name
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.***
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.***
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.***
Tungsten	Kennametal Fallon***
Tungsten	Kennametal Huntsville*
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*
Tungsten	Moliren Ltd**
Tungsten	Niagara Refining LLC*
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*
Tungsten	Philippine Chuangin Industrial Co., Inc.***
Tungsten	Pobedit, JSC***
Tungsten	Sanher Tungsten Vietnam Co., Ltd.**
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City***
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*
Tungsten	Wolfram Bergbau und Hütten AG*
Tungsten	Woltech Korea Co., Ltd.***
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*
Tungsten	Xiamen Tungsten Co., Ltd.*
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.***
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*

*Smelter Name included on Conflict Free Smelter and Refiner List published on the CFSI website as of March 25, 2016.

** Smelter Name included on the Active Smelters and Refiners List published on the CFSI website as of March 25, 2016.

*** Smelter Name included on the TI-CMC Category A Members List Progressing toward CFSP validation published on the CFSI website as of March 25, 2016.

B.            Country of Origin of Necessary Conflict Minerals Contained in Sanmina Products, If Known

As a result of our efforts to determine the mine or location of origin of Conflict Minerals used in our products, as described in Section C below, we believe the countries of origin of the Conflict Minerals used in our products include:

Angola, Argentina, Australia, Austria, Belarus, Belgium, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Côte D’Ivoire, Czech Republic, Democratic Republic of Congo, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Kenya, Laos, Luxembourg, Madagascar, Malaysia, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Netherlands, New Guinea, Nigeria, Peru, Philippines, Poland, Portugal, Republic of Congo, Russia, Rwanda, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Switzerland, Taiwan, Tanzania, Thailand, Uganda, United Kingdom, United States of America, Vietnam, Zambia

C.            Efforts to Determine Mine or Location of Origin

Our efforts to determine mine or location of origin of Conflict Minerals used in our products consisted primarily of our participation in the EICC and our review of information reported by our suppliers. As described above, we obtain smelter information, including when reported, mine or location of origin, from our suppliers using the Template. In addition, we sought additional information on mines and locations of origin using the CFSI’s Smelter Database. Finally, we retained an external consultant to review any additional publicly available information regarding mines and locations of origin for the smelters reported to us by our suppliers.

D. Steps to Improve Our Due Diligence in 2016

•                  In situations in which we control the sourcing decision, we will encourage suppliers which have reported use of smelters not listed in the Conflict Free Smelter List in the past to cause the such smelters to participate in the Conflict Free Smelter Program or similar programs.

•                  We will use information gathered for our 2015 Conflict Minerals reporting activities to refine the list of suppliers to which we send the Template and to focus more outreach efforts on suppliers who have in the past provided information requiring further validation.